Exhibit 1.1

(TRANSLATION)

ARTICLES OF INCORPORATION

(Amended on June 28, 2006)

MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD.

(TRANSLATION)

ARTICLES OF INCORPORATION

OF

MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD.

(Matsushita Denki Sangyo Kabushiki Kaisha)

CHAPTER I

GENERAL PROVISIONS

Article 1.	(Trade Name)

The Company shall be called Matsushita Denki Sangyo Kabushiki Kaisha, and written in English as Matsushita Electric Industrial Co., Ltd.

Article 2.	(Principal Office)

The principal office of the Company shall be located in Kadoma-shi, Osaka-fu.

Article 3.	(Purpose)

The purpose of the Company shall be to engage in the following businesses:

1.	manufacture and sale of electric machinery and equipment, communication and electronic equipment, as well as lighting equipment;

2.	manufacture and sale of gas, kerosene and kitchen equipment, as well as machinery and equipment for building and housing;

3.	manufacture and sale of machinery and equipment for office and transportation, as well as for sales activities;

4.	manufacture and sale of medical, health and hygienic equipment, apparatus and materials;

5.	manufacture and sale of optical and precision machinery and equipment;

6.	manufacture and sale of batteries, battery-operated products, carbon and manganese and other chemical and metal products;

7.	manufacture and sale of air conditioning and anti-pollution equipment, as well as industrial machinery and equipment;

8.	manufacture and sale of other machinery and equipment;

9.	engineering and installation of machinery and equipment related to any of the preceding items as well as engineering and performance of and contracting for other construction work;

10.	production and sale of software;

11.	sale of iron and steel, nonferrous metals, minerals, oil, gas, ceramics, paper, pulp, rubber, leather, fibre and their products;

12.	sale of foods, beverages, liquor and other alcoholics, agricultural, livestock, dairy and marine products, animal feed and their raw materials;

13.	manufacture and sale of drugs, quasi-drugs, cosmetics, fertilizer, poisonous and deleterious substance and other chemical products;

14.	manufacture and sale of buildings and other structures and components thereof;

15.	motion picture and musical entertainment business and promotion of sporting events;

16.	export and import of products, materials and software mentioned in each of the preceding items (other than item 9);

17.	providing repair and maintenance services for the products, goods and software mentioned in each of the preceding items for itself and on behalf of others;

18.	provision of information and communication services, and broadcasting business;

19.	provision of various services utilizing the Internet including Internet access and e-commerce;

20.	business related to publishing, printing, freight forwarding, security, maintenance of buildings, nursing care, dispatch of workers, general leasing, financing, non-life insurance agency and buying, selling, maintaining and leasing of real estate;

21.	investment in various businesses;

22.	accepting commission for investigations, research, development and consulting related to any of the preceding items; and

23.	all other business or businesses incidental or related to any of the preceding items.

Article 4.	(Corporate Organization)

In addition to general meetings of shareholders and Directors, the Company shall have the Board of Directors, Corporate Auditors, the Board of Corporate Auditors and Accounting Auditors.

Article 5.	(Method of Public Notice)

Public notices of the Company shall be given in the “Nihon Keizai Shimbun.”

CHAPTER II

SHARES

Article 6.	(Total Number of Authorized Shares)

The total number of shares authorized to be issued by the Company shall be four billion nine hundred and fifty million (4,950,000,000).

Article 7.	(Issuance of Share Certificates)

The Company shall issue share certificates representing its issued shares.

Article 8.	(Number of Shares Constituting One Unit of Shares and Non-issuance of Share Certificates for Shares Constituting Less than One Unit)

1.      The number of shares constituting one unit (tangen) of shares shall be one thousand (1,000).

2.      Notwithstanding Article 7, the Company shall not issue certificates of shares consisting less than one unit of shares (hereinafter referred to as the “shares not constituting a full unit”).

However, this does not apply to the cases which are determined by the Company’s Share Handling Regulations.

Article 9.	(Sale of Shares Not Constituting A Full Unit)

A shareholder (including a beneficial shareholder; hereinafter the same interpretation being applicable) holding shares not constituting a full unit may request the Company, as provided for in the Company’s Share Handling Regulations, to sell to the shareholder such amount of shares which will, when aggregated with the shares not constituting a full unit held by such shareholder, constitute one full unit of shares.

Article 10.	(Transfer Agent)

1.      The Company shall appoint a transfer agent with respect to shares.

2.      The transfer agent and its handling office shall be designated by a resolution of the Board of Directors, and public notice shall be given with regard thereto.

3.      The preparation and the keeping of the register of shareholders (including the register of beneficial shareholders; hereinafter the same interpretation being applicable), the register of stock acquisition rights and the register of lost share certificates of the Company and any other matter related to the register of shareholders, the register of stock acquisition rights and the register of lost share certificates of the Company shall be entrusted to the transfer agent, and the Company shall not handle such business.

Article 11.	(Share Handling Regulations)

Handling business and handling fees related to shares of the Company shall be governed by, in addition to applicable laws and ordinances or these Articles of Incorporation, the Share Handling Regulations established by the Board of Directors.

CHAPTER III

GENERAL MEETINGS OF SHAREHOLDERS

Article 12.	(Convocation)

An ordinary general meeting of shareholders of the Company shall be convened within three (3) months after the end of each business year, and an extraordinary general meeting of shareholders may be convened whenever necessary.

Article 13.	(Record Date of Ordinary General Meeting of Shareholders)

The Company shall deem those shareholders having voting rights, whose names are registered as such in writing or in digital format on the register of shareholders as of the end of each business year, as the shareholders entitled to exercise their rights at the ordinary general meeting of shareholders with respect to such business year.

Article 14.	(Chairman)

1.      Chairmanship of general meetings of shareholders shall be assumed by the President.

2.      Should the President be unable to act, one of the other Representative Directors shall be the chairman of the general meeting of shareholders in accordance with the order previously determined by the Board of Directors.

Article 15.	(Method of Adopting Resolutions)

1.      Unless otherwise provided by laws or ordinances or by these Articles of Incorporation, resolutions of general meetings of shareholders shall be adopted by a majority of the votes of shareholders entitled to exercise voting rights who are present or represented at the meeting.

2.      Resolutions of general meetings of shareholders pursuant to Article 309, Paragraph 2 of the Company Law shall be adopted by not less than two-thirds of the votes of the shareholders present or represented at the meetings, who hold not less than one-third of the votes of all shareholders entitled to exercise voting rights.

Article 16.	(Exercise of Voting Rights through Proxy)

A shareholder may exercise his/her voting rights through one proxy who is also a shareholder of the Company entitled to exercise voting rights; provided, however, that such shareholder or the proxy must submit to the Company a power of attorney authorizing such proxy for each relevant general meeting of shareholders.

Article 17.	(Disclosure through Internet and Deemed Delivery of Reference Documents, etc. for General Meeting of Shareholders)

Upon convening a general meeting of shareholders, the Company may be deemed to have provided shareholders with necessary information that should be described or indicated in reference documents for the general meeting of shareholders, business reports, non-consolidated financial statements and consolidated financial statements, on the condition that such information is disclosed through the Internet in accordance with laws and ordinances.

CHAPTER IV

DIRECTORS AND BOARD OF DIRECTORS, ETC.

Article 18.	(Number)

The number of Directors of the Company shall be three (3) or more.

Article 19.	(Election)

1.      Directors shall be elected at a general meeting of shareholders.

2.      Resolutions for election of Directors shall be adopted by a majority of the votes of the shareholders present who hold not less than one-third of the voting rights held by the total shareholders entitled to exercise their voting rights.

3.      No cumulative voting shall be used with respect to the resolutions for the election of Directors.

Article 20.	(Representative Directors and Directors with Special Titles)

1.      The Company may, by a resolution of the Board of Directors, appoint from among the Directors one Chairman of the Board of Directors, one Vice Chairman of the Board of Directors, one President, and one or more Executive Vice Presidents, Senior Managing Directors and Managing Directors.

2.      The Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, Executive Vice Presidents and Senior Managing Directors shall severally represent the Company.

Article 21.	(Terms of Office)

The terms of office of Directors shall expire at the conclusion of the ordinary general meeting of shareholders with respect to the last business year of the Company ending within one (1) year from their election.

Article 22.	(Remuneration, etc.)

Remuneration, bonuses and other financial benefits given by the Company in consideration of the performance of duties (hereinafter referred to as the “Remuneration, etc.”) to Directors shall be determined by a resolution of a general meeting of shareholders.

Article 23.	(Limitation of Director’s Liability)

1.      The Company may, pursuant to Article 426, Paragraph 1 of the Company Law, by a resolution of the Board of Directors, exempt a Director (including a former Director) from the liability for his/her actions set forth in Article 423, Paragraph 1 of the Company Law to the extent permitted by applicable laws and ordinances.

2.       The Company may, pursuant to Article 427, Paragraph 1 of the Company Law, enter into an agreement with an outside Director of the Company, which limits the liability for his/her actions set forth in Article 423, Paragraph 1 of the Company Law to the aggregate amount of the amounts provided for in each item of Article 425, Paragraph 1 of the Company Law.

Article 24.	(Notice of Convocation of a Meeting of Board of Directors)

Notice of convocation of a meeting of the Board of Directors shall be dispatched to each Director and Corporate Auditor at least three (3) days in advance of the date set for the meeting; provided, however, that in case of urgent needs this period may be shortened.

Article 25.	(Abbreviation of Resolution of Board of Directors)

The Company shall deem that a resolution of the Board of Directors is adopted when it meets the requirements set forth in Article 370 of the Company Law.

Article 26.	(Regulations of Board of Directors)

Matters related to the Board of Directors shall be governed by, in addition to applicable laws and ordinances or these Articles of Incorporation, the Regulations of the Board of Directors established by the Board of Directors.

Article 27.	(Executive Officers)

1.      The Company may, by a resolution of the Board of Directors, appoint Executive Officers in charge of the execution of the business of the Company.

2.      Matters relating to Executive Officers shall be governed by the Regulations of Executive Officers established by the Board of Directors.

CHAPTER V

CORPORATE AUDITORS AND

BOARD OF CORPORATE AUDITORS

Article 28.	(Number)

The number of Corporate Auditors of the Company shall be three (3) or more.

Article 29.	(Election)

1.      Corporate Auditors shall be elected at a general meeting of shareholders.

2.      Resolutions for election of Corporate Auditors shall be adopted by a majority of the votes of the shareholders present who hold not less than one-third of the voting rights held by the total shareholders entitled to exercise their voting rights.

Article 30.	(Full-time Corporate Auditors and Senior Corporate Auditors)

1.      The Board of Corporate Auditors shall, by its resolution, appoint from among the Corporate Auditors one or more Full-time Corporate Auditor(s).

2.      The Board of Corporate Auditors may, by its resolution, appoint one or more Senior Corporate

Auditor(s).

Article 31.	(Terms of office)

The terms of office of Corporate Auditors shall expire at the conclusion of the ordinary general meeting of shareholders with respect to the last business year of the Company ending within four (4) years from their election.

Article 32.	(Remuneration, etc.)

Remuneration, etc. for Corporate Auditors shall be determined by a resolution of a general meeting of shareholders.

Article 33.	(Limitation of Corporate Auditor’s Liability)

1.      The Company may, pursuant to Article 426, Paragraph 1 of the Company Law, by a resolution of the Board of Directors, exempt a Corporate Auditor (including a former Corporate Auditor) from the liability for his/her actions set forth in Article 423, Paragraph 1 of the Company Law to the extent permitted by applicable laws and ordinances.

2.      The Company may, pursuant to Article 427, Paragraph 1 of the Company Law, enter into an agreement with an outside Corporate Auditor of the Company, which limits the liability for his/her actions set forth in Article 423, Paragraph 1 of the Company Law to the aggregate amount of the amounts provided for in each item of Article 425, Paragraph 1 of the Company Law.

Article 34.	(Notice of Convocation of a Meeting of Board of Corporate Auditors)

Notice of convocation of a meeting of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor at least three (3) days in advance of the date set for the meeting; provided, however, that in case of urgent needs, this period may be shortened.

Article 35.	(Regulations of Board of Corporate Auditors)

Matters related to the Board of Corporate Auditors shall be governed by, in addition to applicable laws and ordinances or these Articles of Incorporation, the Regulations of the Board of Corporate Auditors established by the Board of Corporate Auditors.

CHAPTER VI

ACCOUNTS

Article 36.	(Business Year)

The business year of the Company shall commence on April 1 each year and end on March 31 the next following year.

Article 37.	(Organization to Determine Distribution of Surplus, etc.)

Unless otherwise provided by law, the Company may determine, by a resolution of the Board of Directors, a distribution of surplus or other matters set forth in each item of Article 459, Paragraph 1 of the Company Law.

Article 38.	(Record Date of Distribution of Surplus)

1.      The Company may pay year-end dividends as a distribution of surplus to those shareholders or registered pledgees whose names appear as such in writing or in digital format on the register of shareholders as of the close of every business year, and pay interim dividends as a distribution of surplus to such shareholders or registered pledgees as of the close of September 30 of each business year.

2.      Other than as provided in the immediately preceding paragraph, a distribution of surplus may be made by setting a record date.

Article 39.	(Expiration Period for Distribution of Surplus)

In the event a distribution of surplus is made by cash and shall not be received within three (3) years from the commencement of payment thereof, the Company shall be relieved from the obligation for the payment thereof. Dividends shall bear no interest.